UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 28, 2022

Spark Networks SE
(Exact name of registrant as specified in its charter)

Germany	001-38252	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Kohlfurter Straße 41/43
Berlin Germany 10999
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (+49) 30 868000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
American Depository Shares each representing one-tenth of an ordinary share	LOV	The Nasdaq Stock Market, LLC
Ordinary shares, €1.00 nominal value per share*
* Not for trading purposes, but only in connection with the registration of American Depository Shares pursuant to the requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 28, 2022, the Board of Directors (the “Board”) of Spark Networks SE (the “Company”) and Eric Eichmann determined that Mr. Eichmann will resign as Managing Director and Chief Executive Officer of the Company and Spark Networks, Inc. effective November 30, 2022, and will terminate his service and employment with the Company and Spark Networks, Inc. effective December 31, 2022. This termination is a mutual separation without cause, and Mr. Eichmann will receive severance compensation pursuant to the terms of his existing employment agreement, subject to Mr. Eichmann signing a customary release. Mr. Eichmann will also resign as a member of the Company’s Board effective November 30, 2022.
Chelsea A. Grayson, a member of the Board, was appointed as interim Chief Executive Officer of the Company and Spark Networks, Inc. effective December 1, 2022. As a result, Ms. Grayson will resign as Vice Chair of the Board and as a member of the Audit Committee of the Board effective December 1, 2022, but will remain a member of the Board. The Company expects to enter into a services agreement with Ms. Grayson in due course, and Spark Networks, Inc. expects to enter into an employment agreement with Ms. Grayson in due course.
Ms. Grayson, age 51, joined the Board in August 2020. She is a member of the Boards of Directors of Xponential Fitness, Inc. (NYSE: XPOF), Forma Brands (Morphe Cosmetics) and Goodness Growth Holdings (CSE: GDNS), and an Executive-in-Residence with Wunderkind, a leading marketing technologies provider. She is also a member of the UCLA Board of Visitors for the English Department and a Board Leadership Fellow and Corporate Governance Fellow with the National Association of Corporate Directors. Previously, she was the Chief Executive Officer and a board member of True Religion, Inc. and before that, the Chief Executive Officer and a board member of American Apparel Inc. Before joining American Apparel, Ms. Grayson was a partner in the Mergers & Acquisitions practice group of law firm Jones Day.
There is no arrangement or understanding between Ms. Grayson and any other person pursuant to which she was appointed as interim Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spark Networks SE

Dated: December 1, 2022	By:	/s/ Frederic Beckley
Frederic Beckley
General Counsel & Chief Administrative Officer